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                                                                 EXHIBIT EX-99.e

                            GAMNA SERIES FUNDS, INC.

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made as of the 18th day of October, 2000, between GAMNA Series Funds, Inc., a Maryland corporation (the "Fund"), having its principal place of business in New York, New York, and PFPC Distributors, Inc., a corporation organized under the laws of the state of Massachusetts (the "Distributor"), having its principal place of business in Westborough, Massachuestts.

     WHEREAS, the Fund wishes to employ the services of the Distributor, with such assistance from its affiliates as the latter may provide; and

     WHEREAS, the Distributor wishes to provide distribution services to the Fund as set forth below;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. SALE OF SHARES. The Fund grants to the Distributor the right to sell shares (the "shares") of all series, and of all classes now or hereafter created, on its behalf during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and of the laws governing the sale of securities in various states (the "Blue Sky Laws") under the following terms and conditions: the Distributor (a) shall have the right to sell, as agent on behalf of the Fund, shares authorized for issue and registered under the 1933 Act; (b) may sell shares under offers of exchange, if available, between and among the funds distributed by Distributor and advised by Groupama Asset Management, N.A.; and (c) shall sell such shares only in compliance with the terms set forth in the Fund's currently effective registration statement. The Distributor may enter into selling agreements with selected dealers and others for the sale of Fund shares and will act only on its own behalf as principal in entering into such selling agreements.

2. SALE OF SHARES BY THE FUND. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to sell its shares to investors on applications received and accepted by the Fund. Further, the Fund reserves the right to issue shares in connection with (a) the merger or consolidation, or acquisition by the Fund through purchase or otherwise, with any other investment company, trust or personal holding company; and
     (b) a PRO RATA distribution directly to the holders of shares in the nature of a stock dividend or split-up.

3. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to issued shares of all series of the Fund, shares of all series of the Fund held in its treasury in the event that, in the discretion of the Fund, treasury shares shall be sold, and shares of all series of the Fund repurchased for resale.

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4.   PUBLIC OFFERING PRICE. All shares sold to investors by the Distributor or the Fund will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, determined in the manner described in the Fund's current Prospectus or Statement of Additional Information ("SAI") with respect to the applicable series. The Fund shall in all cases receive the net asset value per share on all sales.

5. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for shares shall be processed by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to process orders for shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund. In addition, the Distributor reserves the right to reject any purchase order.

6. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for shares of the Fund. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided for shareholders of the Fund are correct.

7. AUTHORIZED REPRESENTATIVE. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or SAIs filed with the Securities and Exchange Commission under the 1933 Act (as those registration statements, Prospectuses and SAIs may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. The Distributor shall be responsible for filing all sales literature relating to the Fund with the National Association of Securities Dealers, Inc. ("NASD") and any other applicable regulatory authority. The Distributor will, prior to their use, furnish or cause to be furnished copies of such sales literature or other material to the President of the Fund or his designee. The Distributor agrees to take appropriate action to cease using such sales literature or other material to which the Fund reasonably objects as promptly as practicable after receipt of the objection.

8. REGISTRATION OF SHARES. The Fund agrees that it will take all action necessary to register shares under the 1933 Act (subject to the necessary approval, if any, of its shareholders) so that there will be available for sale the number of shares the Distributor may reasonably be expected to sell. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of shares of each series of the Fund.


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9.   REPORTING. The Distributor shall provide the Fund's Board of Directors such information as is reasonably requested. The Distributor shall also attend any meeting of the Fund's Board of Directors at which the Distributor's presence is requested.

10.  FEES, EXPENSES AND ADDITIONAL SERVICES

     (a)  The Fund shall pay all fees and expenses:

          (i) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its shares;

          (ii) in connection with the registration and qualification of shares for sale in the various states in which the Board of Directors (the "Directors") of the Fund shall determine it advisable to qualify such shares for sale (including registering the Fund or any series as a broker or dealer, or any officer of the Fund as an agent or salesperson in any state);

          (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Fund in their capacity as such; and

          (iv) of printing and mailing Prospectuses, SAIs, and any supplements thereto, sent to existing shareholders.

     (b) The Distributor may, in its sole discretion, pay such expenses as it deems reasonable for:

          (i) printing and distributing Prospectuses, SAIs and reports prepared for its use in connection with the offering of the shares for sale to the public;

          (ii)  any other literature used in connection with such offering; and

          (iii) advertising in connection with such offering.

     (c) In addition to the services described above, the Distributor will provide services including assistance in the production of marketing and advertising materials for the sale of shares of the Fund and their review for compliance with applicable regulatory requirements, entering into dealer agreements with broker-dealers to sell shares of the Fund and monitoring their financial strength and contractual compliance, providing, directly or through its affiliates, certain investor support services, personal service, and the maintenance of shareholder accounts.

     (d) In connection with the services provided by the Distributor under this Agreement, the Distributor shall receive reimbursement from the Fund, to the extent and under the terms and conditions set forth in any Plan of Distribution of the Fund or its series, as such Plan may be in effect from time to time, and subject to any further limitation on such reimbursement as the Directors of the Fund may impose.


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11.  FORFEITURE OF SALES CHARGES. If any shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said shares, the Distributor shall forfeit the amount above the net asset value received by it in respect of such shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to shares sold by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

12.  INDEMNIFICATION.

     (a) The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Fund or any of its employees or representatives, or based upon the grounds that the registration statements, Prospectuses, SAIs, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Section 10(a) with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against


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          whom such action is brought other than on account of its indemnity agreement contained in this Section 10(a). The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the shares.

     (a) The Distributor also covenants and agrees that it will indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or representatives, or alleging that the registration statements, Prospectuses, SAIs, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section 10(b) with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or any such person or after the Fund or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought other than on account of its indemnity agreement contained in this


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          Section 10(b). In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Directors and to any controlling person(s) or any defendants(s) in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, its officers or Directors, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

13. STATUS OF THE DISTRIBUTOR. The Distributor is a member in good standing of the NASD and a properly registered broker-dealer under the Securities Exchange Act of 1934, as amended. In carrying out this Agreement, the Distributor agrees to abide by the rules and regulations of the NASD and all applicable federal and state laws.

14. EFFECTIVENESS, TERMINATION, ETC. This Agreement shall become effective immediately upon the consummation of the acquisition of PDI by PFPC Inc. or one of its subsidiaries, which the parties anticipate to occur on or about December 31, 2000 (the "Effective Date"), and unless terminated as provided, shall continue in force for two (2) years from the Effective Date and thereafter from year to year, provided continuance after the two (2) year period is approved at least annually by either (a) the vote of a majority of the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (b) the vote of a majority of those Directors of the Fund who are not interested persons of the Fund, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this Section 11, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on not more than sixty (60) days' written notice to the Fund. This Agreement may be terminated by the Distributor upon not less than sixty (60) days' prior written notice to the Fund.

15. NOTICE. Any notice under this Agreement shall be given in writing addressed and hand delivered or sent by registered or certified mail, postage prepaid, to the other party to this Agreement at its principal place of business.


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16.  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

18. SHAREHOLDER LIABILITY. The Distributor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Articles of Incorporation of the Fund and agrees that obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Distributor agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Directors or any individual Director of the Fund.

19. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            GAMNA SERIES FUNDS, INC.
                                            By: /s/Mark P. Bronzo
                                               ---------------------------------

                                            Name:  Mark P. Bronzo
                                                 -------------------------------

                                            Title: SVP & Managing Director
                                                  ------------------------------


                                            PFPC DISTRIBUTORS, INC.
                                            By: /s/Gary M. Gardner
                                               ---------------------------------

                                            Name:  Gary M. Gardner
                                                 -------------------------------

                                            Title: President
                                                  ------------------------------


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